Exhibit 3.1

Delaware The First State Page 1 4280344 8100H Authentication: 204177843 SR# 20213268017 Date: 09-16-21 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “MATTRESS FIRM HOLDING CORP.” AS RECEIVED AND FILED IN THIS OFFICE. THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED: CERTIFICATE OF INCORPORATION, FILED THE FIFTH DAY OF JANUARY, A.D. 2007, AT 5:25 O`CLOCK P.M. CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "MATTRESS INTERCO, INC." TO "MATTRESS FIRM HOLDING CORP.", FILED THE SIXTH DAY OF JUNE, A.D. 2011, AT 11:51 O`CLOCK A.M. CERTIFICATE OF AMENDMENT, FILED THE THIRD DAY OF NOVEMBER, A.D. 2011, AT 5:53 O`CLOCK P.M. RESTATED CERTIFICATE, FILED THE TWENTY-THIRD DAY OF NOVEMBER, A.D. 2011, AT 8 O`CLOCK A.M. CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE EIGHTH DAY OF DECEMBER, A.D. 2011, AT 7:28 O`CLOCK P.M.

Delaware The First State Page 2 4280344 8100H Authentication: 204177843 SR# 20213268017 Date: 09-16-21 You may verify this certificate online at corp.delaware.gov/authver.shtml CERTIFICATE OF MERGER, FILED THE SIXTEENTH DAY OF SEPTEMBER, A.D. 2016, AT 4:20 O`CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “MATTRESS FIRM HOLDING CORP.”.

Delaware The First State Page 1 6114835 8100 Authentication: 203945428 SR# 20187753983 Date: 11-21-18 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “STRIPES US HOLDING, INC.”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF NOVEMBER, A.D. 2018, AT 8:37 O`CLOCK A.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION (Pursuant to Section 242 of the General Corporation Law of the State of Delaware) Stripes US Holding, Inc., a Delaware corporation (the “Corporation”), does hereby certify: FIRST: That pursuant to the action taken at a duly convened meeting of the Board of Directors of the Corporation on September 1, 2021, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and in the best interests of the Corporation. The resolution setting forth the proposed amendment is as follows: RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered FIRST so that, as amended, said Article shall be and read as follows: FIRST: The name of the corporation (the “Corporation”) is Mattress Firm Group Inc. SECOND: That the Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. THIRD: That the aforesaid amendment to the Certificate of Incorporation will take effect on the date of the signature below. FOURTH: That all other provisions of the Certificate of Incorporation shall remain in full force and effect.

[Signature page – Amendment of the Certificate of Incorporation] IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 7th day of September, 2021. STRIPES US HOLDING, INC. By: Name: Title: Secretary Kindel Nuno